EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of U.S. Energy Initiatives Corporation of our report dated April 26, 2007, which appears in the Registrant's Form 10KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 26, 2007.

Brimmer, Burek & Keelan LLP

Tampa Florida

June 27, 2007